UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 19, 2022

(Date of earliest event reported)

FDCTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56338	81-1265459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

200 Spectrum Center Drive, Suite 300

Irvine, CA 92618

(Address of principal executive offices, including zip code)

(877) 445-6047

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	FDCT	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2022, FDCTech, Inc. (“FDC” or the “Company,” OTCQB: FDCT) signed a non-binding letter of intent to acquire eighty percent (80%) equity interest in CIM Securities, LLC (“CIM Securities”), a FINRA and SIPC member firm.

CIM Securities received regulatory approval in August 2002 from the Securities Exchange Commission. It is licensed to conduct its business in 49 US states and territories. CIM Securities offers private placement transactions where shares of or other investments in a particular company are purchased directly from the issuers. CIM Securities also provide brokerage account services through its relationship with a clearing firm, Hilltop Securities (“Hilltop”).

The total purchase price includes a non-refundable fee of $20,000 and a cash payment of $180,000 will be payable after the approval of Form 1017.

The acquisition would be subject to regulatory approvals, with the closing contemplated in the fourth quarter of 2022.

Information in this report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Letter of intent dated July 19, 2022.

99.2	Press release dated as of July 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FDCTECH, INC.

July 21, 2022	By:	/s/ Imran Firoz
Date		Imran Firoz
Chief Financial Officer
(Principal Executive Officer)